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                                                                    EXHIBIT 21.1

01/31/02

                             ALDERWOODS GROUP, INC.

                  THE FOLLOWING TABLE SHOWS THE RELATIONSHIP BETWEEN ALDERWOODS GROUP, INC. AND ITS HOLDING COMPANIES, OPERATING SUBSIDIARIES AND ASSOCIATED COMPANIES. THE TABLE ALSO SHOWS THE RESPECTIVE JURISDICTION OF INCORPORATION OF SUCH COMPANIES. EXCEPT AS INDICATED, ALDERWOODS GROUP, INC. OWNS, DIRECTLY OR INDIRECTLY, ALL OF THE ISSUED AND OUTSTANDING SHARES OF EACH HOLDING COMPANY, OPERATING SUBSIDIARY AND ASSOCIATED COMPANY.

                  HOLDING COMPANIES AND OPERATING SUBSIDIARIES
                            AND ASSOCIATED COMPANIES

                               ------------------

THE JURISDICTION OF INCORPORATION FOR INDIVIDUAL CORPORATIONS FOLLOWS ITS NAME IF IT DIFFERS FROM THE STATE OR PROVINCIAL HEADING ABOVE IT.


                                    DELAWARE

     Alderwoods Group, Inc. (formerly Loewen Group International, Inc.) and subsidiary companies:


ALABAMA

Advanced Planning (Alabama), Inc.


ALASKA

Alderwoods (Alaska), Inc. (formerly Evergreen Memorial Chapel, Inc.)


ARIZONA

Alderwoods (Arizona), Inc. (formerly Cemetery Management Company, Inc.) (1) Hatfield Funeral Home, Inc.


ARKANSAS

Alderwoods (Arkansas), Inc. (formerly Benton County Memorial Park, Inc.)


BARBADOS

Loewen International Holdings Ltd. and subsidiary companies:
         Loewen Financial Corporation (45) and subsidiary company:
         Loewen Insurance Holdings Inc.
         Loewen Mexico Holdings Ltd.


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Loewen Trading Corporation (a Luxembourg company)
Loewen Luxembourg (No. 1) S.A.(a Luxembourg company)(46) and subsidiary company:
 Loewen Luxembourg (No. 2) S.A.(a Luxembourg company)(46)and subsidiary company:
     Loewen Investments (Gibraltar)(a Gibralter company) and subsidiary company:
                      Loewen Investments Two (Gibraltar) and subsidiary company:
        Neweol Finance B.V. (a Netherlands company) (48) and subsidiary company:
                  Loewen Luxembourg (No. 3) S.A. (a Luxembourg company) (47) and subsidiary company:
                            Loewen One (Gibraltar) Limited (a Gibralter company)

CALIFORNIA

Alderwoods Group (California), Inc. (formerly Brentwood Funeral Home, Inc.) and subsidiary companies:
         Advance Funeral Insurance Services
         Whitehurst-Lakewood Memorial Park and Funeral Service (48)
Alderwoods (Texas), Inc.
Directors Succession Planning, Inc. (34) and subsidiary companies:
          Directors Cemetery (Texas), Inc. (a Texas company) and subsidiary companies:
                  Del Rio Memorial Park, Inc. (a Texas company)
                  Panola County Restland Memorial Park, Inc. (a Texas company) Directors Succession Planning II, Inc. and subsidiary company:
                  Directors (Texas), L.P. (23) (a Delaware company) and
                    subsidiary company:
                           Pioneer Funeral Plans, Inc. (a Texas company)
         James Funeral Home, Incorporated (a Texas company)


COLORADO

Alderwoods (Colorado), Inc. (formerly Almont, Inc.)


CONNECTICUT

Alderwoods (Connecticut), Inc. (formerly Gilman Funeral Home, Inc.) (3)


DELAWARE

Administration Services, Inc.
Alderwoods (Alabama), Inc. (formerly Mountain View Floral, Inc.)
Alderwoods (Commissioner), Inc.(formerly Neweol Investments (U.S.A.), Inc.)(48) Alderwoods (Delaware), Inc. (formerly Loewen Investment Management Corporation)
     and subsidiary companies:
         APC Association (a Michigan company)
         Osiris Holding of Michigan, Inc. (a Michigan company)
Alderwoods Life Insurance Group, Inc. (formerly Loewen Life Insurance Group,
     Inc.) and subsidiary company:
          Mayflower National Life Insurance Company (an Indiana company) and subsidiary companies:
                    Funeral Service, Inc. (a Texas company) and subsidiary
                         company:
                    National Capital Life Insurance Company (a Texas company)
                         (formerly: Earthman National Capital Life Insurance Company)
                    Mayflower Corporate Services, Inc. (a Louisiana company)
                         (formerly Planned Funeral Services, Inc.)
                    Security Plan Life Insurance Company (a Louisiana company)
                         (formerly Security Industrial Insurance Company) and subsidiary company:

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                    Security Plan Fire Insurance Company (a Louisiana company)
                         (formerly Security Industrial Fire Insurance Company)
Alderwoods (Mississippi), Inc. (formerly Wm. F. Cushing, Inc.) and subsidiary companies:
         Fisher-Riles Funeral Insurance Company (a Mississippi company)
         Stephens Burial Association, Inc. (a Mississippi company)
         Stephens Funeral Benefit Association, Inc. (a Mississippi company) Stephens Funeral Fund, Inc. (a Mississippi company)
         Thweatt Funeral Insurance Company, Inc. (a Mississippi company) Alderwoods (Texas), L.P. (4) (formerly Loewen (Texas), L.P.)
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
HMP Acquisition, Inc.
Lienkaemper Chapels, Inc.
MCM Acquisition, Inc.
Neweol (Delaware), L.L.C. (33)
Osiris Holding Corporation and subsidiary companies:
         Elmwood Acquisition Corporation (an Illinois company)
         Oak Woods Management Company        (a Pennsylvania company)
         Osiris Holding of Florida, Inc. (a Florida company)
         Phoenix Memorial Park Association (an Arizona company)
         The Oak Woods Cemetery Association  (an Illinois company)
Rose Hills Holdings Corp. and its subsidiary company:
         Rose Hills Company (2) and its subsidiary companies:
                  RH Cemetery Corp. (2) and its subsidiary companies:
                    A.L. Cemetery (a California company) (2)
                    Harbor Lawn Memorial Park, Inc. (a California company) (2) Workman Mill Investment Company (a California company) (2)
                  RH Mortuary Corporation (2)
                  RH Satellite Properties Corp.(2) and its subsidiary companies:
                    Colton Funeral Chapel, Inc. (a California company) (2) Custer Christiansen Covina Mortuary, Inc. (a California company) (2)
                    Dimond Service Corporation (a California company) (2) Glasband-Willen Mortuaries (a California company) (2) and its subsidiary companies:
                    Glasband-Malinow-Weinstein Mortuary, Inc. (a California company) (2)
                    Home of Peace Memorial Park and Mausoleum, Inc. (a California company) (2)
                    Grove Colonial Mortuary, Inc. (a California company) (2) Neels Funeral Directors, Inc. (a California company) (2) Richardson-Peterson Mortuary, Inc. (a California company)
                    (2) San Ferando Mortuary, Inc. (a California company) (2) White's Funeral Home, Inc. (a California company) (2)



DISTRICT OF COLUMBIA

Alderwoods (District of Columbia), Inc. (formerly Stein Hebrew Memorial Funeral
     Home, Inc.)


FLORIDA

Garden Sanctuary Acquisition, Inc.  (48)
Levitt Weinstein Memorial Chapels, Inc. (formerly Mount Nebo Memorial Gardens,
     Inc.) and subsidiary company:

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     Alderwoods (Chicago North), Inc. (an Illinois company) (formerly Weinstein
   Chapels, Inc.) (7)
MHI Group, Inc. and subsidiary company:
     Funeral Services Acquisition Group, Inc. (formerly Eternal Light Funeral Directors and Counselors, Inc.)
Security Trust Plans, Inc. (36)
Naples Memorial Gardens, Inc. (48)


GEORGIA

Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc. (formerly Harrell-Faircloth Funeral Home, Inc.) (6)
     and subsidiary company:
         Green Lawn Cemetery Corporation (48)
Alderwoods (Georgia) Holdings, Inc. (formerly Loewen (Georgia), Inc.) (48) and subsidiary companies:
         Graceland Cemetery Development Co. (a South Carolina company) (48) Reeves, Inc. (a North Carolina company) (48)
         Southeastern Funeral Homes, Inc. (48)
         Travis Land Company (a Texas company) (48)
         Waco Memorial Park (a Texas company) (48)
Poteet Holdings, Inc. (48)


HAWAII

Alderwoods (Hawaii), Inc.(formerly MFPI Holdings, Inc.; Maui Funeral Plan, Inc.)


IDAHO

Alderwoods (Idaho), Inc. (formerly RCI Holdings, Inc.)



ILLINOIS

Alderwoods (Illinois), Inc. (formerly NMM Holdings, Inc.) and its subsidiary companies:
          Alderwoods (Chicago Central), Inc. (formerly Furman Funeral Home, Inc.) (8) and subsidiary company:
                  Woodlawn Memorial Park, Inc.
         Alderwoods (Chicago South), Inc. (formerly Brown Funeral Home, Ltd) Chapel Hill Memorial Gardens & Funeral Home Ltd.
         Chicago Cemetery Corporation
         Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ruzich Funeral Home, Inc.
Ridgewood Cemetery Company, Inc.
Woodlawn Cemetery of Chicago, Inc. (48)


INDIANA

Advance Planning of America, Inc. (formerly Advance Planning of Indiana, Inc.) Alderwoods (Indiana), Inc. (formerly AFH, Inc.) (9)
Ruzich Funeral Home, Inc.

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IOWA

Alderwoods (Iowa), Inc. (formerly Blackhawk Garden Of Memories, Inc.) and subsidiary company:
         Memory Gardens, Inc. (37)


KANSAS

Alderwoods (Kansas), Inc. (formerly HKS Holdings, Inc.)



KENTUCKY

Alderwoods (Kentucky), Inc. (formerly Loewen (Kentucky), Inc.) (10) Alderwoods (Partner), Inc. (formerly Loewen Group Inc.)



LOUISIANA

Advance Planning of Louisiana, Inc. (11)
Alderwoods (Louisiana), Inc. (formerly Loewen Louisiana Holdings, Inc.) New Orleans Limousine Service, Inc. (38)


MARYLAND

Alderwoods (Maryland), Inc. (formerly The Huntt Funeral Home, Inc.)


MASSACHUSETTS

Alderwoods (Massachusetts), Inc. (formerly Loewen Massachusetts Holdings (1991),
     Inc.) and subsidiary company:
         ZS Acquisition, Inc. (a New Hampshire company)
Byron's Funeral Homes, Inc. (49)
Cuffe-McGinn Funeral Home, Inc. (50)
Doane Beal & Ames, Inc. (51)
Doba-Haby Insurance Agency, Inc.
Ernest A. Richardson Funeral Home, Inc.  (52)
Gaffey Funeral Home, Inc. (formerly Edward J. Gaffey & Sons, Inc. ) (53)
Hafey Funeral Service, Inc. (54)
John C. Mulry Funeral Homes, Inc. (formerly Mulry Acquisition, Inc.) (55)
Ratell Funeral Home, Inc. (56)


MEXICO

Agencia de Inhumaciones Gonzalez, S.A. de C.V. (48)
Grupo Loewen De Mexico, S.A. de C.V. (48) and subsidiary companies:
         Prestadora De Servicios Funerarios, S.A. de C.V. (31) (48)

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         Servicios Administrativos Funerarios, S.A. de D.V. (32) (48)


MICHIGAN

Alderwoods (Michigan), Inc. (formerly Resurrection Funeral Home, Inc.)
AMG, Inc.
FLMG Cemetery Corp.
Forest LMP, Inc.
GOR Cemetery Corp.
NCG Cemetery Corp.
OCG Cemetery Corp.
Paws Pet Cemetery, Inc.
Restlawn Acquisition, Inc.
RKL Supply, Inc.
Roseland, Inc.
UMG, Inc.
Wensley, L.L.C. (12)
WMP, Inc.
Woodlawn (Michigan), Inc.
Woodmere, Inc.


MINNESOTA

Alderwoods (Minnesota), Inc. (formerly Bell Bros., Incorporated ) (5) and subsidiary companies:
         Coral Ridge Funeral Home and Cemetery, Inc. (a Florida company) Kadek Enterprises of Florida, Inc. (a Florida company)


MISSISSIPPI

Family Care, Inc.
Riemann Enterprises, Inc. (48)
Riemann Funeral Insurance Company, Inc.
Riemann Insurance Company, Inc.


MISSOURI

Alderwoods (Missouri), Inc. (formerly Loewen Missouri, Inc. )


MONTANA

Alderwoods (Montana), Inc. (formerly SGB Holdings, Inc.)


NEBRASKA

Alderwoods (Nebraska), Inc. (formerly BEBM Holdings, Inc.)

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NEVADA

Alderwoods (Nevada), Inc. (formerly Davis Funeral Home, Inc.)


NEW HAMPSHIRE

McHugh Funeral Home, Inc. (13)
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.


NEW MEXICO

Alderwoods (New Mexico), Inc.(formerly Fitzgerald & Son Funeral Directors, Inc.) Strong-Thorne Mortuary, Inc. (48)


NEW YORK

Alderwoods (New York), Inc. (formerly Carpenter's Funeral Homes, Inc.) Northeast Monument Company, Inc.


NORTH CAROLINA

Carothers Holding Company, Inc. (48) and subsidiary company:
          Alderwoods (North Carolina), Inc. (formerly Loewen (North Carolina), Inc.) (14) and subsidiary company:
                  Westminster Gardens, Inc. (15) (48)
          Alderwoods (South Carolina), Inc. (a South Carolina company) (formerly Cauthen's Inc. of York County) (19)
Lineberry Group, Inc. (48)


NORTH DAKOTA

Alderwoods (North Dakota), Inc. (formerly BLTR Holdings, Inc.)


NOVA SCOTIA

Nafcanco ULC

OHIO

Alderwoods (Ohio) Cemetery Holdings, Inc. (formerly Forest Hills Memorial
     Gardens, Inc.) (16)
Alderwoods (Ohio) Cemetery Management, Inc. (formerly Loewen Cemetery (Ohio),
     Inc.)
Alderwoods (Ohio) Funeral Home, Inc. (formerly Terebinski Funeral Home Forest
     Hills Chapel, Inc.)
Bennett-Emmert-Szakovits Funeral Home, Inc. (formerly Bennett-Emmert Funeral
     Home, Inc.) (20)
Ohio Network Insurance Agency, Inc. (17)


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                                       - 8 -

OKLAHOMA

Alderwoods (Oklahoma), Inc. (formerly MPOA Holdings, Inc.)


ONTARIO

Alderwoods Group Services Inc. (2) and subsidiary companies:
         Alderwoods Group Canada Inc. (2) and subsidiary companies:
          247663 Alberta Ltd. (an Alberta company) (25) and subsidiary company:
                         Memento Funeral Chapel (1975) Ltd. (an Alberta company) 3899 Investments Ltd. (a British Columbia company)
          82888 Investments Ltd. (a British Columbia company)
          Community Crematorium Service Limited (a Saskatchewan company) (29) Delmoro Funeral Home (North York) Ltd.
          Delmoro Funeral Home (Woodbridge) Ltd.
          Garry Memorial Crematorium Ltd. (a Manitoba company) (28)
          Gregory's Williams Lake Funeral Home Ltd. (a British Columbia company) Guayco Investments Inc. (a Quebec company) and subsidiary company:
                           Les Salons Funeraires Guay Inc. (a Quebec company) Jayne's Funeral Home (1984) Limited (a Nova Scotia company) (30) and subsidiary company:
                           1632131 Nova Scotia Limited (a Nova Scotia company) O'Reilly-Lee Funeral Home Limited
                  Oshawa Funeral Service (Thornton Chapel), Inc. (26)
                  P. Coutu Funeral Chapels Ltd. (a Manitoba company)
          9102-8167 Quebec Inc. (formerly Paperman & Sons Inc.) (a Quebec company) and subsidiary companies:
                           170535 Canada Inc. (a Canadian federal company) 3144569 Canada Inc. (a Canadian federal company)
          Pine Grove Crematorium (1996) Ltd. (a British Columbia company) (27) Loewen Luxembourg (No. 4) S.A. (a Luxembourg company) and its subsidiary:
          Neweol Finance B.V. (a Netherlands company)


OREGON

Alderwoods (Oregon), Inc. (formerly Bateman Funeral Chapel, Inc.)
Belcrest Memorial Association (39) (48)
Haakinson-Groulx Mortuary, Inc.
The Portland Memorial, Inc. (48)


PENNSYLVANIA

Alderwoods (Pennsylvania), Inc. (formerly BLH Management, Inc.; Burton L. Hirsch
     Funeral Home, Inc.)
Alleva Funeral Home, Inc. (18)
Bright Undertaking Company (21)
Burton L. Hirsch Funeral Home, Inc. (40)
H. Samson, Inc. (21)

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                                       - 9 -

Knee Funeral Home of Wilkinsburg, Inc. (21)
Neill Funeral Home, Inc. (41)
Nineteen Thirty-Five Holdings, Inc. (formerly Heffner Funeral Home, Inc.) (21) Reese Funeral Home, Inc. (42)


PUERTO RICO

Alderwoods (Puerto Rico), Inc. (formerly Camposanto PR, Inc.)


RHODE ISLAND

Alderwoods (Rhode Island), Inc. (formerly RIFH Holdings, Inc.)


SOUTH DAKOTA

Alderwoods (South Dakota), Inc. (formerly HFFC Holdings, Inc.)


TENNESSEE

Alderwoods (Tennessee), Inc. (formerly Pettus-Owen & Wood Funeral Home, Inc.) DMA Corporation (48)
Eagle Financial Associates, Inc.
JFHCH Holdings, Inc. (formerly Johnson Funeral Home of Church Hill, Inc.)


TEXAS

Advanced Funeral Planning of Texas, Inc. (22)
Alderwoods (Texas) Cemetery, Inc. (formerly Loewen Cemetery (Texas), Inc.) DSP General Partner, Inc.(35) and subsidiary companies:
         DSP General Partner II, Inc. (a California company)
         Memorial Park Cemetery, of Tyler, Texas
         Tyler Memorial Funeral Home And Chapel, Inc.
Dunwood Cemetery Service Company (48)
Earthman Holdings, Inc.and subsidiary companies:
         Crown Hill Memorial Park, Inc.
         Dudley M. Hughes Funeral Home, Inc.
         Dudley M. Hughes Funeral Home North Chapel, Inc.
         Earthman Cemetery Holdings, Inc. (formerly Oak Bluff Memorial Park,
          Inc., Of Port Neches)
         Earthman LP, Inc. (a California company)
         Ed C. Smith & Brothers Funeral Directors, Inc.
         Hughes Funeral Homes, Inc.
         Hughes Funerals, Inc.
         Hughes Southland Funeral Home, Inc.

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                                       - 10 -

UNITED KINGDOM

Alderwoods (UK) Holdings Ltd. and its subsidiary companies:
         Loewen Funerals Limited
         The Alderwoods Partnership (formerly The Loewen Partnership) and its subsidiary companies:
                  Andrew Holmes & Son Limited
                  Anglia Funeral Services Limited
                  JNO Steel Holdings Limited
                  JNO Steel & Son Limited
                  Maple Leaf Funerals Limited
                  Woking Funeral Service Limited

VIRGINIA

Alderwoods (Virginia), Inc. (formerly Bucktrout Funeral Home of Williamsburg,
     Inc.) (43) and subsidiary company:
         Hill Funeral Home, Inc.


WASHINGTON

Alderwoods (Washington), Inc. (formerly LVMG Holdings, Inc.)
Evergreen Funeral Home and Cemetery, Inc. (48)
Green Service Corporation
S & H Properties and Enterprises, Inc. and subsidiary companies:
         Universal Memorial Centers I, Inc. (an Oregon company) (48) Universal Memorial Centers II, Inc. (an Oregon company) (48) Universal Memorial Centers III, Inc. (an Oregon company) (48) Universal Memorial Centers V, Inc. (a California company) (48) Universal Memorial Centers VI, Inc. (a California company) (48) Vancouver Funeral Chapel, Inc. (48)



WEST VIRGINIA

Alderwoods (West Virginia), Inc. (formerly Davis Funeral Home, Inc.)


WISCONSIN

Alderwoods (Wisconsin), Inc. (formerly Arlington Park Cemetery, Inc.) (24) and managed associations:
         LaCrosse County Cemetery Association (48)
         Roselawn Memory Gardens (48)
         Sunrise Memorial Gardens Association (48)
Northern Land Company, Inc. and managed associations:
         Greenlawn Memorial Park Association (48)
         Ledgeview Memorial Park (48)
         Sheboygan County Cemetery Association (48)


WYOMING

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                                       - 11 -

Alderwoods (Wyoming), Inc. (formerly CHMP Holdings, Inc.)




NOTE THAT THE FOLLOWING COMPANY IS NOT OWNED NOR CONTROLLED BY ALDERWOODS GROUP, INC. AND HAS BEEN INCLUDED IN THIS CHART FOR REFERENCE AND INFORMATION PURPOSES
ONLY:

The Loewen Group Inc. (a British Columbia company) and subsidiary company:
         Loewen (NAFTA), LLC (a Delaware company) (2)



NOTES:

(1) Osiris Holding Corporation, a Delaware corporation, owns 45% as represented by 415 shares and Alderwoods Group, Inc. owns 55% as represented by 500 shares, of the issued and outstanding stock of Alderwoods (Arizona), Inc.

(2)           Addition to list after December 31, 2001

(3) Alderwoods (New York), Inc. owns 48% as represented by 93 shares and Alderwoods Group, Inc. owns 51% as represented by 100 shares, of the issued and outstanding stock of Alderwoods (Connecticut), Inc.

(4)           Alderwoods (Texas), L.P. is a Delaware limited partnership.
              Alderwoods (Partner), Inc., a Kentucky corporation is the general partner. Earthman LP, Inc., a California corporation and Alderwoods (Texas), Inc., a California corporation, are the limited partners.

(5) Osiris Holding Corporation, a Delaware corporation, owns 0.2% as represented by 1 share and Alderwoods Group, Inc. owns 99.8% as represented by 525 shares, of the issued and outstanding stock of Alderwoods (Minnesota), Inc.

(6) Carothers Holding Company, Inc., a North Carolina corporation, owns 55% as represented by 1,490 shares, Poteet Holdings, Inc., a Georgia corporation, owns 8% as represented by 221 shares, and Alderwoods Group, Inc. owns 37% as represented by 1,000 shares of the issued and outstanding stock of Alderwoods (Georgia), Inc.

(7) Levitt Weinstein Memorial Chapels, Inc., a Florida corporation, owns 56.2% as represented by 500 shares, Alderwoods Group, Inc., owns 43.6% as represented by 388 shares and Alderwoods (Illinois), Inc., an Illinois corporation, owns 0.1% as represented by 1 share in the issued and outstanding stock of Alderwoods (Chicago North), Inc.

(8) Osiris Holding Corporation, a Delaware corporation, owns 29% as represented by 412 shares and Alderwoods (Illinois), Inc., an Illinois corporation, owns 71% as represented by 1,000 shares of the issued and outstanding stock of Alderwoods (Chicago Central), Inc.

(9) Alderwoods (Tennessee), Inc., a Tennessee corporation, owns 11.5% as represented by 115 shares and Alderwoods Group, Inc. owns 88.5% as represented by 885 shares of the issued and outstanding stock of Alderwoods (Indiana), Inc.

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                                       - 12 -

(10) Alderwoods Group, Inc. owns 99% as represented by 100 shares and William Michael Wilder owns 1% as represented by 1 share, of the issued and outstanding stock of Alderwoods (Kentucky), Inc.

(11) Advance Planning of Louisiana, Inc. is a controlled but not owned company. Charles J. Eagan II is the sole shareholder.

(12) UMG, Inc., a Michigan corporation, owns 1% and Alderwoods Group, Inc. owns 99% of the membership interests in Wensley, L.L.C.

(13) Alderwoods Group, Inc. owns 49% as represented by 49 shares and Maurice E. April owns 51% as represented by 51 shares, of the issued and outstanding stock of McHugh Funeral Home, Inc.

(14) Carothers Holding Company, Inc., a North Carolina corporation, owns 50.7% as represented by 104 shares, Lineberry Group, Inc., a North Carolina corporation, owns 0.5% as represented by 1 share and Alderwoods Group, Inc. owns 48.8% as represented by 100 shares of the issued and outstanding stock of Alderwoods (North Carolina), Inc.

(15) Alderwoods (Virginia), Inc. owns the 8% preferred stock, as represented by 190 shares, in Westminster Gardens, Inc. and Alderwoods (North Carolina), Inc. owns all of the issued and outstanding common stock as represented by 167 shares.

(16) Alderwoods (Ohio) Cemetery Holdings, Inc. is an Ohio not-for-profit corporation managed by Alderwoods (Ohio) Cemetery Management, Inc. Not-for-profit corporations do not have shareholders.

(17) Ohio Network Insurance Agency, Inc. is a controlled but not owned company. James J. Straub is the sole shareholder.

(18) Stephen J. Alleva and Charles V. Alleva each hold 50% in the issued and outstanding stock of Alleva Funeral Home, Inc. There are no other shareholders.

(19) Carothers Holding Company, Inc., a North Carolina corporation, owns 56% as represented by 1,281 shares and Alderwoods Group, Inc. owns 44% as represented by 1,000 shares in the issued and outstanding stock of Alderwoods (South Carolina), Inc.

(20) Current ownership of this company is in question. Marshall Bennett claims he owns 10% of the company. We are undergoing an investigation into this matter.

(21) Each of these corporations holds a pre-1935 license which allows for multiple locations to be licensed under the single license. This is a valuable asset.

(22) Advanced Funeral Planning of Texas, Inc. is controlled but not owned pursuant to regulatory requirements in the State of Texas. Jeffrey Cashner is the sole shareholder.

(23) Directors (Texas), L.P. is a Delaware limited partnership. DSP General Partner, Inc. a Texas corporation, is the general partner. DSP General Partner II, Inc., a California corporation, Directors Succession Planning II, Inc., a California corporation, and James Funeral Home Incorporated, a Texas corporation, are the limited partners.

(24) Osiris Holding Corporation, a Delaware corporation, owns 1% as represented by 1 share and Alderwoods Group, Inc., owns 99% as represented by 100 shares in the issued and outstanding stock of Alderwoods (Wisconsin), Inc.

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                                       - 13 -

(25) Alderwoods Group Canada Inc. owns 90% and Don Thackeray owns 10% of the issued and outstanding shares of 247663 Alberta Ltd.

(26) Alderwoods Group Canada Inc. owns 90% and Robert Amos and Guy Murray May each own 5% of the issued and outstanding shares of Oshawa Funeral Service (Thornton Chapel) Ltd.

(27) Alderwoods Group Canada Inc. owns 50% and Interior Crematorium Services Ltd. (not our company) owns 50% of the issued and outstanding shares of Pine Grove Crematorium (1966) Ltd.

(28)          Alderwoods Group Canada Inc. owns 61% and A.S. Bardal (1979) Ltd.
              (not our company) owns 39% of the issued and outstanding shares of Garry Memorial Crematorium Ltd.

(29) Alderwoods Group Canada Inc. owns 50% and Speers Funeral Chapel Inc. (not our company) owns 50% of the issued and outstanding shares of Community Crematorium Services Limited

(30) Alderwoods Group Canada Inc. owns 90% and Nancy R. Denton owns 10% of the issued and outstanding shares of Jayne's Funeral Home
              (1984) Limited.

(31) Grupo Loewen De Mexico, S.A. de C.V. owns 99% and Alderwoods Group, Inc. owns 1% of the issued and outstanding shares in Prestadora De Servicios Funerarios, S.A. de C.V.

(32) Grupo Loewen De Mexico, S.A. de C.V. owns 99% and Agencia de Inhumaciones Gonzalez, S.A. de C.V. owns 1% of the issued and outstanding shares in Servicios Administrativos Funerarios, S. A. de C.V.

(33)          Alderwoods Group, Inc. is the sole member of Neweol (Delaware),
              L.L.C.

(34) Alderwoods Group, Inc. owns 85% and Director's Investment Group, Inc. (a Nevada corporation, not our company) owns 15% of the issued and outstanding shares of Directors Succession Planning, Inc.

(35) Alderwoods Group, Inc. owns 85% and Director's Investment Group, Inc. (a Nevada corporation, not our company) owns 15% of the issued and outstanding shares of DSP General Partner, Inc.

(36) Alderwoods Group, Inc. owns 99.9%, as represented by 999 shares and Funeral Services Acquisition Group, Inc. owns 0.1%, as represented by 1 share of the issued and outstanding stock of Security Trust Plans, Inc.

(37) Memory Gardens, Inc. is an Iowa not-for-profit corporation managed by Alderwoods (Iowa), Inc. Not-for-profit corporations do not have shareholders.

(38) Alderwoods (Louisiana), Inc., owns 93.5%, as represented by 9,305 shares and Mothe Funeral Homes, Inc. (not our company) owns 6.95%, as represented by 695 shares in the issued and outstanding stock of New Orleans Limousine Service, Inc.

(39) Belcrest Memorial Association is a mutual benefit not-for-profit corporation which is managed by Alderwoods Group, Inc. Not-for-profit corporations do not have shareholders.

(40) Burton L. Hirsch is the sole shareholder of Burton L. Hirsch Funeral Home, Inc., a Pennsylvania company.

(41) Stephen Wilsbach III is the sole shareholder of Neill Funeral Home, Inc, a Pennsylvania company.

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                                       - 14 -

(42) Ted K. Reese is the sole shareholder of Reese Funeral Home, Inc., a Pennsylvania company.

(43) Alderwoods Group, Inc. owns 52.9%, as represented by 100 shares and Lineberry Group, Inc., a North Carolina company, owns 46.6%, as represented by 88 shares in the issued and outstanding stock of Alderwoods (Virginia), Inc.

(44) Companies which have been excluded from the merger process for tax reasons - these companies will be merged out of existence in 2003.

(45) Loewen International Holdings Ltd. owns 100%, as represented by 1,050 common shares and 350 first preference shares of Loewen Financial Corporation.

(46) Loewen Luxembourg (No. 1) S.A. is 100% beneficially owned by Alderwoods Group, Inc. Temmes Management Services B.V. is the registered owner of 1 share in the authorized capital of each of Loewen Luxembourg (No. 1) S.A. and Loewen Luxembourg (No. 2) S.A.

(47) Loewen Luxembourg (No. 3) S.A. is 100% beneficially owned by Neweol Finance B.V. Temmese Management Services B.V. is the registered owner of 1 share in its authorized capital.

(48) These companies have been excluded from the 2002 mergers pursuant to Section 481 of the tax act. They are slated for merge out in 2003.

(49) Alderwoods Group, Inc. owns 49.51% as represented by 51 shares and John Blute owns 50.49% as represented by 52 shares in the issued and outstanding stock of Byron's Funeral Homes, Inc.

(50) Alderwoods Group, Inc. owns 48.89% as represented by 44 shares, John Blute owns 25.55% as represented by 23 shares and Walter Cuffe, Jr. owns 25.55% as represented by 23 shares in the issued and outstanding stock of Cuffe-McGinn Funeral Home, Inc.

(51) Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 21% as represented by 21 shares, Dennis J. Cunningham owns 10% as represented by 10 shares, David C. Hunt owns 10% as represented by 10 shares and Jerome S. Tilton owns 10% as represented by 10 shares in the issued and outstanding stock of Doane Beal & Ames, Inc.

(52) Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 31% as represented by 31 shares, Brian E. Falvey owns 10% as represented by 10 shares and John H. Myrick owns 10% as represented by 10 shares in the issued and outstanding stock of Ernest A. Richardson Funeral Home, Inc.

(53) Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 31% as represented by 31 shares, Brian E. Falvey owns 10% as represented by 10 shares and Stephen Giamberardino owns 10% as represented by 10 shares in the issued and outstanding stock of Gaffey Funeral Home, Inc.

(54) Alderwoods Group, Inc. owns 49% as represented by 49 shares, Frederick R. Aldrich owns 21% as represented by 21 shares, Brian
              A. Hafey owns 10% as represented by 10 shares, Duane E. Goddard II owns 10% as represented by 10 shares and Kenneth J. LaBonte owns 10% as represented by 10 shares in the issued and outstanding stock of Hafey Funeral Service, Inc.

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                                       - 15 -

(55) Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 34% as represented by 34 shares and Brian E. Falvey owns 17% as represented by 17 shares in the issued and outstanding stock of John C. Mulry Funeral Homes, Inc.

(56) Alderwoods Group, Inc. owns 40% as represented by 40 shares, Frederick R. Aldrich owns 40% as represented by 40 shares and Lawrence A. Maziarz, Jr. owns 20% as represented by 20 shares in the issued and outstanding stock of Ratell Funeral Home, Inc.